UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2025

INSULET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park, Acton, MA	01720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Refinancing

On June 6, 2025, Insulet Corporation (the “Company”) entered into the Eighth Amendment to Credit Agreement (the “Amendment”) with the lenders and other parties thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Agent”), amending that certain Credit Agreement, dated as of May 4, 2021 (as previously amended, supplemented or modified, the “Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”), by and among the Company, the lenders and other parties thereto and the Agent.

Pursuant to the Amendment, the $481,250,000 in aggregate principal amount of term loans outstanding under the Credit Agreement (the “Existing Term Loans”) were replaced with an equal amount of new term loans (the “New Term Loans”) having substantially similar terms as the Existing Term Loans, except with respect to the interest rate applicable to the New Term Loans and certain other provisions. Proceeds from the New Term Loans, together with cash on hand, were used to refinance the Existing Term Loans and pay accrued and unpaid interest thereon. In addition, the Company and its revolving facility lenders amended the Credit Agreement to reduce the interest rate margin applicable to revolving loans outstanding thereunder.

The interest rate margin applicable to the New Term Loans is 1.00%, in the case of base rate loans, and 2.00%, in the case of term SOFR loans, with a SOFR floor of 0.00%. The interest rate margin applicable to the New Term Loans is 0.50% lower than the interest rate margin applicable to the Existing Term Loans. The New Term Loans were issued at par. The range of interest rate margins applicable to the revolving facility loans was reduced from 2.00% to 2.50% to 1.50% to 2.00% for term SOFR loans, with the interest rate margin applicable from time to time dependent upon the Company’s adjusted total leverage ratio (as defined in the Amended Credit Agreement). The SOFR floor applicable to revolving facility loans remains unchanged at 0.00%.

The maturity of the revolving credit facility remains unchanged.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Wachtell, Lipton, Rosen & Katz advised the Company in connection with the transactions.

Unwind Agreements

As previously disclosed, in connection with issuing the Convertible Notes (as defined below), the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain financial institutions (the “Capped Call Counterparties”). In connection with the Company’s issuance of the Redemption Notice (as defined below), the Company entered into unwind agreements substantially in the form attached hereto as Exhibit 10.2, with each Capped Call Counterparty to terminate the Capped Call Transactions in full. In connection with the termination of these transactions, the Company expects the Capped Call Counterparties or their respective affiliates to unwind their related hedge positions, which may involve the sale of shares of the Company’s common stock in the open market or other transactions with respect to the Company’s common stock. This hedge unwind activity could offset the effects of the purchase activity that holders of the Convertible Notes being redeemed effected in connection with those transactions as described below.

The above descriptions of the unwind agreements are a summary only and are qualified in their entirety by reference to the Form of Unwind Agreement, which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement

The information set forth under Item 1.01 relating to the termination of the Capped Call Transactions is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On June 9, 2025, the Company issued a notice of redemption (the “Redemption Notice”) for all of its outstanding 0.375% Convertible Senior Notes due 2026 (the “Convertible Notes” and the redemption thereof, the “Redemption”). Pursuant to the Redemption Notice, on August 20, 2025 (the “Redemption Date”), the Company will redeem any Convertible Notes that have not been converted, redeemed or repurchased prior to such date at a redemption price in cash equal to 100% of the principal amount of such Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

In the event any holder of Convertible Notes converts its Convertible Notes prior to 5:00 p.m. (New York City time) on August 19, 2025 in accordance with the indenture governing such Convertible Notes, the Company intends to satisfy its conversion obligation with respect to such Convertible Notes in cash in accordance with such indenture. In connection with any conversion of Convertible Notes in connection with the Redemption, the Company expects that converting holders of the Convertible Notes who have hedged their equity price risk with respect to such Convertible Notes will unwind their hedge positions by buying the Company’s common stock and/or entering into or unwinding various derivative transactions with respect to the Company’s common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

No.	Exhibit

10.1	Eighth Amendment to Credit Agreement, dated June 6, 2025, among Insulet Corporation, Insulet MA Securities Corporation, Morgan Stanley Senior Funding, Inc., as administrative agent, and the other lenders party thereto.

10.2	Form of Unwind Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

Date: June 9, 2025	By:	/s/ Ana M. Chadwick
Ana M. Chadwick
Executive Vice President, Chief Financial Officer

Signature Page to 8-K